Exhibit 99.1

Inozyme Pharma, Inc. Announces Postponement of 2025 Annual Meeting of Stockholders

BOSTON, Mass, June 20, 2025 – Inozyme Pharma, Inc. (Nasdaq: INZY) today announced that it has postponed its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which was scheduled to be held on June 25, 2025, in light of the previously announced acquisition (the “Acquisition”) by BioMarin Pharmaceutical Inc. (“BioMarin”).

If the Acquisition is completed, there will be no Annual Meeting involving public stockholders. If the Acquisition is not completed, the Board of Directors will take such further action as it deems appropriate to call and convene the Annual Meeting at a later date, including the establishment of a new record date for determining the stockholders entitled to vote at the Annual Meeting.

About Inozyme

Inozyme Pharma is a clinical-stage biopharmaceutical company, with approximately 50 employees based in Boston. The company is dedicated to developing innovative therapeutics that target the PPi-Adenosine Pathway, a key regulator of bone health and blood vessel function. Disruptions in this pathway underlie a range of severe diseases, including ENPP1 Deficiency. Our lead investigational therapy, INZ-701, is an ENPP1 Fc fusion protein enzyme replacement therapy designed to restore pyrophosphate and adenosine levels. INZ-701 is currently in late-stage clinical development in ENPP1 Deficiency, with the potential to expand into additional indications where deficiencies in the Pyrophosphate-Adenosine Pathway contribute to disease pathology, including ABCC6 Deficiency and calciphylaxis. Through our pioneering work, we aim to transform treatment options for patients affected by these devastating conditions.

To learn more, please visit www.inozyme.com.

Investor Relations Contact:

Inozyme Pharma

Stefan Riley, Senior Director of IR and Corporate Communications

(617) 461-2442

Stefan.riley@inozyme.com

Additional Information About the Acquisition and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Inozyme, BioMarin or its acquisition subsidiary has filed with the SEC. The solicitation and offer to tender and the offer to buy outstanding shares of Inozyme will only be made pursuant to a tender offer statement on Schedule TO, including an Offer to Purchase and related tender offer materials that BioMarin and its acquisition subsidiary, Incline Merger Sub, Inc., has filed with the SEC. At the time the tender offer commenced, BioMarin and its acquisition subsidiary filed a Tender Offer Statement on Schedule TO, and Inozyme filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF INOZYME ARE URGED TO READ THESE DOCUMENTS CAREFULLY (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF INOZYME SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER. The tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents), as well as the Solicitation/Recommendation Statement, are available to all investors and stockholders of Inozyme at no expense to them at SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by BioMarin will be available free of charge on BioMarin’s website at www.biomarin.com. Copies of the documents filed with the SEC by Inozyme will be available free of charge on Inozyme’s website, www.inozyme.com, or by contacting Inozyme’s investor relations department at investorrelations@inozyme.com. The information contained in, or that can be accessed through, BioMarin’s and Inozyme’s websites is not a part of, or incorporated by reference herein. In addition to the Offer to Purchase, related Letter of Transmittal and certain other tender offer documents, and Solicitation/Recommendation Statement, BioMarin and Inozyme file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by BioMarin and Inozyme with the SEC for free on the SEC’s website at www.sec.gov.